MEDINOTEC –Progress Made Towards Quotation On The OTCQX Markets

Las Vegas, NV, January 19, 2023 -- Medinotec, Inc. today published a shareholder update from CFO Pieter van Niekerk. The update highlights the company’s cash reserves that is insulating it from the prevailing bear market. This providing Medinotec Inc Group with the necessary resources it needs to continue its path to achieving its revenue growth and expansion into the sales territory of the United States of America, combined with its planned quotation on the OTCQX markets.  The CFO’s update is included in its entirety below:

 Dear fellow shareholders,

I begin this update letter to shareholders with a sense of pride about our company, our distribution partners, and our employees around the world. As I look back on the past few years, a period of profound political and economic change occurred. It is remarkable how much we have accomplished during these challenging times, not only in terms of financial performance but in our steadfast dedication to develop quality products of such high standards that they can be sold and marketed in multiple locations around the world.

The company successfully concluded a Regulation-S private placement in quarter two of the financial year ending February 28, 2023, during which $3,467,500 was raised. The company’s intentions with this capital raised remain to launch the Trachealator into the market territory of the United States of America.

We therefore have enough cash to continue executing on our business plan and to embark on an ongoing merger and acquisition campaign. Our cash reserves are adequate to support our business plan through the balance of this financial year and into the next financial year. It’s important to note that the private placement capital raise has been ringfenced towards regulatory, listing and commercialisation activities in the United States of America only, and all operational requirements in the South African manufacturing facility has been funded by trading-cash and debt.

During November 2021, the company obtained FDA 510 (k) approval for the Trachealator the current flagship product of the Medinotec Inc Group. This product was a category winner in the medical design excellence awards in 2021. The funds of the private placement started to be utilised to overcome any regulatory hurdles as well as commercialising this product in the United States.

Research and development programs continue to show progress and FDA applications are expected to follow in due course for other pipeline products, which will complement the Trachealator and to ensure the business grows a diverse range of products in its sales basket for the territory of the United States of America.

Medinotec was recently represented at The American Academy of Otolaryngology–Head and Neck Surgery (AAO-HNS) conference hosted in Philadelphia, Pennsylvania. AAO-HNS is in their opinion one of the world’s largest organizations representing more than 12,000 specialists who treat the ears, nose, throat, and related structures of the head and neck. The Trachealator with its tracheal non-occlusive dilatation technology received great exposure at the event, being recognised by many Key Opinion Leaders as being an exciting development in the Otolaryngology field.

Currently the salesforce is in the process of registering accounts with various hospitals and also facilitating clinical trials. The first Trachealator order for approx. $10,343 was placed during December 2022.

On December 1, 2022, our registration statement on Form S-1 became effective, and soon thereafter the 211 form was filed to FINRA by our market makers. Once FINRA completes its review process, Medinotec Inc will obtain a ticker symbol and achieve a quoted share price on the OTC Pinks. We have not wavered from and remain committed to our OTCQX Markets objective and this should conclude at some point after FINRA declares the 211-application effective.

Usually, the expectations are that 150- days to a year should be set aside to complete the application process, with our private placement only closing at the end of the second quarter we could only file our registration statement after the results for quarter two became available, we are still on track and seem to be ahead of schedule in some instances with our statutory progress to be traded on the OTCQX markets. Unfortunately, due to regulatory processes and approvals an exact date for the effectiveness of the 211 document cannot be determined.

 We recently released our third quarter results of which the following were noted.

The major operating entity in the Medinotec Group is located in South Africa and therefore heavily exposed to currency fluctuations for the dollar vs South African Rand Year to date November 30, 2022 vs November 30, 2021 showed a average decline of 24% in the value of the South African Rand vs the Dollar. As dollar sales increases over time a natural currency hedge will occur and the profitability and balance sheet strength of the combined group of companies will be enhanced.

Highlights of the nine months ending November 30, 2022 results are as follows:

Revenue* up by 15% (including the negative impact of the 24% currency depreciation).

Trachealator sales* up by 19% (including the negative impact of the 24% currency depreciation).

Total Assets up by 285%

Total Liabilities up by 40%

*Comparison calculated on proforma figures to ensure the growth is shown on a like for like basis, this is due to the group combination between Medinotec Inc in Nevada and DISA Medinotec Proprietary Limited in South Africa. The effective date was April 26, 2021, therefore proforma figures include the period March 1, 2021 until April 26,2021.

Due to the private placement raise the company was able to strengthen its balance sheet significantly. Revenue growth has been pursued more aggressively post COVID with travelling and conferences being allowed. The Trachealator as a standalone product is showing promising growth trends in all territories. For the third quarter ending November 30, 2022 the Group showed its first positive EBITDA figure of $58,553 for the quarter.

I encourage shareholders in the meantime to keep an eye on our underlying performance and know that our cash reserves can support continued growth throughout the year and into next.

Kind regards

Pieter van Niekerk

CFO

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MEDINOTEC Inc. (https://www.medinotecinc.com/)  is a US-based company with a primary investment in DISA Medinotec (“Medinotec”), a South African medical device manufacturing and distribution company, This company is in managements opinion a global leader in tracheal non-occlusive airway dilation technology and medical device design, manufacturing and distribution. Medinotec Inc. is seeking to expand sales and distribution operations and networks into the US market, with plans to list on the OTCQX markets in the near future.

In 2018 Medinotec developed its most innovative product to date – the Trachealator. This award-winning balloon catheter was developed to address an as-yet unmet global need in the specialty of advanced airway management, more specifically non-occlusive tracheal dilation. This product has the ability to dilate a patient’s airway while maintaining ventilation to the patient without obstructing his/her airway.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and MEDINOTEC Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

MEDINOTEC Inc.

IR South Africa Phone: +27 87 330 2301, IR Email: pieter@disals.co.za

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